Exhibit 10.4
GSO Capital Partners LP
345 Park Avenue, 31st Floor
New York, NY 10154
February 4, 2019
TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
RE: Purchase and Lease Consent and Amendment to Credit Agreement
Ladies and Gentlemen:
This letter agreement (this “Letter Agreement”) is delivered to you in connection with that certain Credit Agreement dated as of September 10, 2018 among TETRA Technologies, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Credit Agreement.

1.
Purchase and Lease. TETRA Production Testing Services, LLC (“TETRA PTS”), a Restricted Subsidiary, desires to (a) purchase assembled compressor packages (the “Specified Equipment”) from CSI Compressco Sub Inc. (“CSI Sub”), an Unrestricted Subsidiary, pursuant to the terms set forth in (i) the Terms for Direct Sale of Compressor Packages executed by TETRA PTS and CSI Sub, (ii) Proposal 205933 related thereto, and (iii) the Backstop Agreement for Purchase and Lease of Compressor Equipment executed by TETRA PTS, CSI Compressco Operating LLC (“CSI Operating”) and CSI Sub (the “Backstop Agreement”), each dated on or about the date hereof and as each such agreement is in effect as of the date hereof, and without giving effect to any amendment, waiver or any other modification or restatement thereof, and (b) lease the Specified Equipment to CSI Operating, an Unrestricted Subsidiary, pursuant to the terms of (i) the Master Gas Compressor Equipment Lease Agreement (the “Lease Agreement”) to be executed by TETRA PTS and CSI Operating after title to the first of the Specified Equipment passes to TETRA PTS in accordance with the Terms for Direct Sale of Compressor Packages, such Lease Agreement to be in the form provided to the Lenders together with this Letter Agreement, and without giving effect to any amendment, waiver or any other modification or restatement thereof and (ii) the Backstop Agreement (the transactions described in the foregoing clauses (a) and (b) are referred to herein as the “Purchase and Lease”). The Purchase and Lease constitutes (a) a Disposition which would not be permitted under Section 7.06 of the Credit Agreement and (b) an Affiliate Transaction which would not be permitted under Section 7.10 of the Credit Agreement. The Purchase and Lease may also (a) result in the creation of an account payable by TETRA PTS that exceeds the limit set forth in Section 7.02(k) of the Credit Agreement (the “7.02(k) Basket Amount”) and (b) constitute an Investment under the terms of the Credit Agreement.

2.
Waiver and Consent. The Borrower has requested that the undersigned Lenders (a) consent to the Purchase and Lease and (b) with respect to the Purchase and Lease, (i) waive the dollar limitation of the 7.02(k) Basket Amount, and (ii) waive any covenant or restriction provided for in Section 7.11 of the Credit Agreement that may be applicable to the Purchase and Lease. By executing below, the undersigned Lenders hereby (a) consent to the Purchase and Lease, (b) waive the dollar limitation of the 7.02(k) Basket Amount as it may be applicable to the Purchase and Lease, (c) waive any covenant

US-DOCS\105642850.4

or restriction provided for in Section 7.11 that may be applicable to the Purchase and Lease and (d) waive any Default or Event of Default that would otherwise result from the Purchase and Lease.

3.
Amendment to Credit Agreement. Effective as of the Effective Date (as herein defined), the Borrower and the Lenders constituting the Required Lenders hereby agree, subject to the terms and conditions of this Letter Agreement, that Section 7.03(a) of the Credit Agreement is hereby amended by adding the following sentence to the end of Section 7.03(a):

“Notwithstanding the foregoing, if at any time during the 2019 fiscal year either (i) CSI Compressco Operating LLC shall purchase one or more compressor packages from Borrower or any Restricted Subsidiary pursuant to that certain Master Gas Compressor Equipment Lease Agreement dated February 4, 2019 by and between TETRA Production Testing Services, LLC and CSI Compressco Operating LLC, without giving effect to any amendment, waiver or any other modification or restatement thereof, or (ii) CSI Compressco Sub Inc. elects to cancel one or more compressor packages from Borrower or any Restricted Subsidiary pursuant to that certain Terms for Direct Sale of Compressor Packages dated February 4, 2019 by and between TETRA Production Testing Services LLC and CSI Compressco Sub Inc., without giving effect to any amendment, waiver or any other modification or restatement thereof, then in such event (A) the aggregate amount paid to Borrower or any Restricted Subsidiary for such purchase of the compressor packages (as set forth in clause (i) above) and (B) the aggregate amount of the purchase order(s) cancelled (as set forth in clause (ii) above) shall be added back to, and shall increase, the amount of the limitation on Capital Expenditures set forth above for the 2019 fiscal year for purposes of determining compliance with the foregoing covenants of this Section 7.03(a).”

4.
Conditions Precedent. The waivers and consent granted in Section 2 above and the amendment in Section 3 above shall not be effective until the earliest date (the “Effective Date”) on which each of following conditions is satisfied:

a.	due execution and delivery to the Lenders of this Letter Agreement by each of the Borrower, the Lenders constituting at least the Required Lenders and the Administrative Agent;

b.	each representation and warranty set forth in Section 5 of this Letter Agreement shall be true and correct in all material respects on the Effective Date; and

c.	delivery to the Lenders of the operative documents described in Section 1 above in respect of the Purchase and Lease.

5.	Representations and Warranties. The Borrower hereby represents and warrants that, as of the Effective Date:

a.
all representations and warranties made by any Loan Party contained herein or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and except where such representations and warranties are qualified by materiality, Material Adverse Effect, or similar language, in which case such representation or warranty are true and correct in all respects after giving effect to such qualification);

b.	the Borrower has all requisite power and authority to enter into this Letter Agreement;

c.	the execution and delivery of this Letter Agreement by the Borrower has been duly authorized by all necessary action on the part of the Borrower;

d.
the execution, delivery and performance by the Borrower of this Letter Agreement does not and will not violate any applicable governmental rules or any contractual obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of the Borrower’s properties or revenues pursuant to any applicable governmental rules or any such contractual obligation;

e.
this Letter Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

f.
no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained and in full force and effect is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Letter Agreement by the Borrower; and

g.
except for any Defaults or Events of Default that would occur as a result of the Purchase and Lease in the absence of this Letter Agreement, no Defaults or Events of Default exist or are continuing under the Credit Agreement as of the date of this Letter Agreement.

6.
Limited Waiver. The consent and waiver set forth herein is a one-time consent and waiver and is limited precisely as written and shall not be deemed to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the other Loan Documents, which shall remain in full force and effect and are hereby ratified and confirmed. From and after the date of this Letter Agreement, all references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Letter Agreement, and each reference to “hereof,” “hereunder,” “herein” or “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

7.
Authorization by Lenders. The undersigned Lenders, which constitute not less than the Required Lenders under the Credit Agreement, hereby (a) authorize and instruct the Administrative Agent to execute and deliver this Letter Agreement, and (b) acknowledge and agree that the instruction set forth herein constitutes an instruction and request from the Lenders under the Loan Documents, including Section 9.03 of the Credit Agreement.

8.	Miscellaneous.

i.
By executing and delivering a copy hereof, (i) the Borrower agrees that all Committed Loans shall be guaranteed and secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof and (ii) the Borrower hereby (A) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, (B) agrees that, notwithstanding the effectiveness of this Letter Agreement, after giving effect to this Letter Agreement, the guaranty pursuant to the Collateral Documents and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties continue to be in full force and effect and (C) affirms, acknowledges and confirms all of its obligations and liabilities under the Loan Documents to which it is a party, in each case after giving effect to this Letter Agreement, all as provided in such Loan Documents, and acknowledges and agrees that such obligations and liabilities continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Letter Agreement.

ii.
Except as expressly set forth in Section 2 above, each undersigned Lender hereby expressly reserves all of the respective rights, powers, privileges and remedies of the Secured Parties under the Credit Agreement and the other Loan Documents, applicable law and/or equity. No oral representation or course of dealing or conduct on the part of any of the undersigned, or any of their respective officers, employees or agents, and no failure or delay by any of the Secured Parties with respect to the exercise of any right, power, privilege or remedy under the Credit Agreement or the other Loan Documents or applicable law or equity, shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy. Except as expressly set forth in Section 2 above, the undersigned are not waiving any existing or future Defaults or Events of Default.

iii.
Borrower agrees to reimburse on demand the Lenders and the Administrative Agent for all reasonable fees and expenses, including from legal counsel incurred in connection with this Letter Agreement, including, without limitation, any amendments, modifications, and supplements hereto, and acknowledges that each of the Lenders and the Administrative Agent shall be entitled to all of its rights, privileges, protections, immunities and indemnities set forth in the Credit Agreement and the other Loan Documents in connection with this Letter Agreement.

iv.
This Letter Agreement is, and shall be, one of the Loan Documents as referred to and defined in the Credit Agreement, and the provisions of Section 10.14 and Section 10.15 thereof shall apply to this Letter Agreement, mutatis mutandis. This Letter Agreement, together with the Loan Documents, reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. This Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Letter Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

[Remainder of page intentionally left blank.
Signature pages follow.]

Very truly yours,
REQUIRED LENDERS:
BLACKSTONE / GSO SECURED LENDING FUND
By: GSO Asset Management LLC, its Investment Adviser

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

BGSL JACKSON HOLE FUNDING LLC

By:	Blackstone / GSO Secured Lending Fund, as sole member

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

EMERALD DIRECT LENDING 1 LIMITED PARTNERSHIP

By:	GSO Capital Partners LP as investment manager

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

GSO BARRE DES ECRINS MASTER FUND SCSp

By:	GSO Capital Partners LP, its Investment Adviser

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

GSO DIRECT LENDING FUND-D LP

By:	GSO Direct Lending Fund-D Associates LLC, its general partner

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

GSO DOWNING STREET LLC

By:	GSO Direct Lending Fund-D LP, its member

By:	GSO Direct Lending Fund-D Associates LLC, its general partner

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

GSO ORCHID FUND LP

By:	GSO Orchid Associates LLC its general partner

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

GSO STONE STREET LLC

By:	GSO Direct Lending Fund-D LP, its member

By:	GSO Direct Lending Fund-D Associates LLC, its general partner

By:    /s/ Doris Lee-Silvestri
Name:    Doris Lee-Silvestri
Title:    Authorized Signatory

CPPIB CREDIT INVESTMENTS III INC.

By: /s/ Geoffrey Souter____________________________
Name: Geoffrey Souter
Title:    Authorized Signatory

By:    /s/ Paul Shapiro _____________
Name:    Paul Shapiro
Title:    Authorized Signatory

By:    /s/ Sharon Li _____________________
Name:    Sharon Li
Title:    Authorized Signatory

Acknowledged and agreed:
BORROWER:
TETRA TECHNOLOGIES, INC.

By:    /s/ Joseph J. Meyer
    Name: Joseph J. Meyer
    Title: Vice President – Finance, Treasurer and Assistant Secretary

Acknowledged and agreed:
WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Administrative Agent

By:     /Nicole Kroll
Name:     Nicole Kroll
Title:     Assistant Vice President